SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

IKONA GEAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49664	88-0474903
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1850 Hartley Avenue, Unit #1
                 Coquitlam, British Columbia V3K 7A1 Canada
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (604) 523-5510

_______________________________________________________
(Former name or former address, if changed since last report)

ITEM 1.01.	ENTRY INTO A MATERIAL AGREEMENT

          On December 15, 2005, Ikona Gear International, Inc., (the "Company") entered into a Licensing Agreement with MAGNA Drivetrain AG & Co KG, an Austrian corporation ("Magna").

          Under terms of the agreement, Magna will license the patented Ikona Gear technology platform for incorporation into specified automotive applications throughout North America and Europe. Magna has a right to designate its applications as exclusive on a per application basis, by paying an associated up-front exclusivity fee per designated Magna automotive application. Ikona Gear is also to receive royalties on a per application basis, for exclusive, as well as non-exclusive, Magna automotive applications.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(b)	Exhibit

Item	Title

1.0

License Agreement, to be filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 2005. The Company will seek from the Commission confidential treatment of certain portions of the License Agreement in connection with the filing of such Agreement as an exhibit to its Quarterly Report on Form 10-QSB for the quarter ended November 30, 2005.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IKONA GEAR INTERNATIONAL, INC.
Date: December 28, 2005	By: /s/ Laith Nosh Laith Nosh, President